Exhibit 99.16

INSTRUCTIONS AS TO USE OF
PBT LAND AND MINERALS, INC.
RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT, D.F. KING & CO., INC., YOUR BANK OR YOUR BROKER
AS TO ANY QUESTIONS

The following instructions relate to a rights offering (the “Rights Offering”) by PBT Land and Minerals, Inc. (the “Company”), to the holders of units of beneficial interest of record (the “Record Holders”) of Permian Basin Royalty Trust (the “Trust”) as described in the Company’s prospectus contained in the registration statement on Form S-1 (File No. 333-[_]) dated July [●], 2026 (the “Prospectus”). Record Holders of the Trust’s units of beneficial interest (“Trust Units”), as of 5:00 p.m., New York City Time, on [●], 2026 (the “Record Date”) are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to purchase shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”). In the Rights Offering, the Company is offering non-transferable rights to purchase up to an aggregate of [●] shares of Class A Common Stock .

Each Record Holder will receive one Subscription Right for each Trust Unit owned of record as of 5:00 p.m., New York City Time, on the Record Date (the “Basic Subscription Right”). The Subscription Rights will expire, if not exercised prior to 5:00 p.m., New York City Time, on [●], 2026, unless extended (the “Expiration Date”). Each holder of Subscription Rights (“Holder”) is entitled to subscribe for [●] share of Class A Common Stock for each Subscription Right held at the subscription price of $[●] per share of Class A Common Stock (the “Subscription Price”). For example, if a Record Holder owned 100 Trust Units as of 5:00 p.m., New York City Time, on the Record Date, the Record Holder would receive 100 Subscription Rights and would be entitled to subscribe for [●] shares of Class A Common Stock at the Subscription Price. The Company will not issue fractional shares of Class A Common Stock upon the exercise of Subscription Rights; accordingly, any fractional shares of Class A Common Stock that would be created by an exercise of the Subscription Rights will be rounded to the nearest whole share.

The issuance and sale of the Class A Common Stock pursuant to the Rights Offering will be conditioned upon completion of (i) the Company’s acquisition of (A) a majority of the assets and liabilities of the Trust and (B) the oil and natural gas mineral interests, land operations and other assets owned by Blackbeard Holdings (“Blackbeard Holdings”) and Greybeard Energy, LLC (“Greybeard Energy”) that will be contributed to the Company (the “Business Combination”) and (ii) the completion of the Blackbeard Contribution Closing (as such term is defined in the Prospectus). If the Business Combination and/or the Blackbeard Contribution Closing is not approved or does not close for any reason, then the Rights Offering will be cancelled, and the issuance and sale of Class A Common Stock will be terminated.

If a Holder elects to purchase the maximum amount of shares of Class A Common Stock available to the Holder pursuant to the Holder’s Basic Subscription Right, such Holder will also be entitled to exercise an over-subscription right (the “Over-Subscription Right”) to subscribe for additional shares of Class A Common Stock that are not purchased by other Holders pursuant to their Basic Subscription Right (the “Unsubscribed Shares”) as of the Expiration Date, in an amount up to the number of shares of Class A Common Stock underlying such Holder’s Basic Subscription Right (subject to proration, as described below). If sufficient Unsubscribed Shares are available, the Company will honor over-subscription requests in full. If the number of Unsubscribed Shares is not sufficient to satisfy in full all Over-Subscription Right requests, then the Unsubscribed Shares will be allocated pro rata among Holders in proportion to the number of Subscription Rights exercised by such Holder under such Holder’s Over-Subscription Right as it bears to the aggregate number of rights exercised by all Holders under the Over-Subscription Right; provided, however, that in any case, no Holder shall be allocated a greater number of Unsubscribed Shares than such Holder paid for. See “The Rights Offering—The Subscription Rights—Over-Subscription Right” in the Prospectus.

Each Holder will be required to submit payment in full for all the shares the Holder wishes to buy with the Holder’s Over-Subscription Right. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if a Holder wishes to maximize the number of shares the Holder may purchase pursuant to the Holder’s Over-Subscription Right, the Holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Class A Common Stock available to the Holder, assuming that no person other than the Holder purchases any shares of Class A Common Stock pursuant to their Basic Subscription Right and Over-Subscription Right. Any excess subscription payments received by the Subscription Agent will be returned, without interest.

The Company will not be required to issue shares of Class A Common Stock to you if the Subscription Agent does not receive your payment prior to the Expiration Date. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date. The Basic Subscription Rights will be evidenced by Non-Transferable Subscription Rights Certificates (the “Rights Certificates”).

The number of Subscription Rights to which you are entitled is printed on the face of your Rights Certificate. The number of Subscription Rights printed on the face of the Rights Certificate can be used to help you determine your percentage ownership for the purposes of determining the number of shares you elect to subscribe for pursuant to the Over-Subscription Privilege. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate portions of your Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided.

YOUR RIGHTS CERTIFICATE, AND SUBSCRIPTION PRICE PAYMENT FOR EACH SUBSCRIPTION RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION RIGHT PLUS THE FULL SUBSCRIPTION PRICE FOR ANY SHARES OF CLASS A COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION RIGHT, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED, EVEN IF THE RIGHTS OFFERING IS EXTENDED BY THE COMPANY’S BOARD OF DIRECTORS. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.	Method of Subscription—Exercise of Subscription Rights.

To exercise Subscription Rights, (i) complete your Rights Certificate and send the properly completed and originally executed Rights Certificate to the Subscription Agent, or (ii) if your Trust Units are held in an account with your broker-dealer, trust company, bank or other nominee that qualifies as an Eligible Guarantor Institution (“Eligible Guarantor Institution”) as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, you must contact your broker-dealer, trust company, bank or other Eligible Guarantor Institution to authorize them to exercise your Subscription Rights on your behalf by the Expiration Date. The signature of the Record Holder must be guaranteed only if the Record Holder directs the Rights Certificate to be sent to a location other than the Record Holder's record address. Payment in full of the Subscription Price for each share subscribed for pursuant to the Basic Subscription Right plus the full Subscription Price for any Unsubscribed Shares you elect to subscribe for pursuant to the Over-Subscription Right must be received by the Subscription Agent on or prior to the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in United States dollars for the full number of shares of Class A Common Stock being subscribed for, by check or bank draft drawn on a bank or branch located in the United States and payable to Equiniti Trust Company, LLC at the address set forth below.

By express mail, courier, or other expedited service:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve Suite #101

Mendota Heights, MN 55120

Attn: Onbase - Reorganization Department

By mail:

Equiniti Trust Company, LLC Operations Center

1110 Centre Pointe Curve Suite #101

Mendota Heights, MN 55120

Attention: Onbase - Reorganization Department

Delivery to an address or by a method other than those above will not constitute valid delivery. The Rights Certificate and payment of the Subscription Price must be delivered to the Subscription Agent by one of the methods described above.

Any questions or requests for information should be addressed to the Information Agent of the Rights Offering, D.F. King & Co., Inc., at the below address:

D.F. King & Co., Inc.

28 Liberty Street, Floor 53

New York, NY 10005

Call Toll-Free: (877) 478- 5039

Email: PBT@dfking.com

When making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Rights Certificate on your behalf.

Shares of Class A Common Stock will not be issued to a Holder unless and until payment in full for such shares of Class A Common Stock is received by the Company. If a Holder who subscribes for shares of Class A Common Stock pursuant to the Basic Subscription Right or Over-Subscription Right does not make payment of any amounts due by the Expiration Date, the Subscription Agent reserves the right to take any or all of the following actions: (1) reallocate the shares of Class A Common Stock to other participating Holders in accordance with the Over-Subscription Right; (2) apply any payment actually received by it from the participating Holder toward the purchase of the greatest whole number of Class A Common Stock which could be acquired by such Holder upon exercise of the Basic Subscription Right and/or the Over-Subscription Right; and (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for shares of Class A Common Stock.

Brokers, custodian banks and other nominee holders of Subscription Rights who exercise the Basic Subscription Right and the Over-Subscription Right on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Subscription Rights that have been exercised pursuant to the Basic Subscription Right and the number of shares of Class A Common Stock that are being subscribed for pursuant to the Over-Subscription Right, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. The Company can provide no assurances that each Holder will actually be entitled to purchase the number of shares of Class A Common Stock issuable upon the exercise of its Over-Subscription Right in full at the expiration of the Rights Offering. The Company will not be able to satisfy a Holder’s exercise of the Over-Subscription Right, if all of the Holders exercise their Basic Subscription Rights in full. The Company will only honor an Over-Subscription Right to the extent sufficient Class A Common Stock are available following the exercise of Subscription Rights under the Basic Subscription Rights. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Holder is less than the aggregate Subscription Price the Holder actually paid in connection with the exercise of the Over-Subscription Right, the Holder will receive only the number of Unsubscribed Shares allocated to the Holder and, as soon as practicable after the Expiration Date, the Holder’s excess subscription payment received by the Subscription Agent will be returned, without interest. To the extent the amount the Holder actually paid in connection with the exercise of the Over-Subscription Right is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Holder pursuant to the Over-Subscription Right, such Holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Right. See “The Rights Offering—The Subscription Rights—Over-Subscription Right” in the Prospectus.

2.	Issuance of Class A Common Stock.

The following deliveries and payments will be made to the address shown on the face of your Rights Certificate, unless you provide instructions to the contrary in your Rights Certificate.

(a) Basic Subscription Right. As soon as practicable after the Expiration Date and the valid exercise of Subscription Rights, the Subscription Agent will issue to each Holder exercising his or her Basic Subscription Right the shares of Class A Common Stock (in book-entry, or uncertificated, form) purchased by such Holder pursuant to the Basic Subscription Right.

(b) Over-Subscription Right. After all allocations, pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will issue to each Holder that validly exercises his or her Over-Subscription Right the shares of Class A Common Stock (in book-entry, or uncertificated, form), if any, allocated to such Holder pursuant to the Over-Subscription Right.

(c) Excess Cash Payments. After all allocations, pro-rations and adjustments contemplated by the terms of the Rights Offering have been effected, any excess subscription payments received in payment of the Subscription Price by the Subscription Agent will be mailed to each Holder, without interest.

3.	Execution.

(a) Execution by Registered Holder. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

(b) Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the Holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

(c) Signature Guarantees. If you completed any part of Form 2 of the Rights Certificate to provide that the shares issued pursuant to your exercise of Subscription Rights be sent to an address other than that shown on the front of the Rights Certificate, your signature in Form 3 must be guaranteed in Form 4 by an Eligible Guarantor Institution.

4.	Method of Delivery.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Holder.

5.	Special Provisions Relating to the Delivery of Rights through the Depository Trust Company.

In the case of Rights that are held of record through The Depository Trust Company (“DTC”), exercises of the Basic Subscription Right and of the Over-Subscription Right may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such Holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised subscribed for pursuant to the Basic Subscription Right and the number of Unsubscribed Shares subscribed for pursuant to the Over-Subscription Right by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Class A Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right.

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